UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004 (June 22, 2004)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Item 9.	Regulation FD Disclosure

Attached as an exhibit to this Form 8-K is a memorandum to the investor community and a revised statistical supplement issued by Nationwide Financial Services, Inc. (NFS). This memorandum and revised statistical supplement present historical results and related information for each of the five quarters ended March 31, 2004 and each of the five years ended December 31, 2003 in the same format in which the reporting segments will be disclosed prospectively. This information set forth under “Item 9. Regulation FD Disclosure” is intended to be furnished and such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Exhibits

Exhibit 99.1	The Company’s statistical supplement for the three months ended March 31, 2004, including a memorandum to the investor community.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: June 22, 2004	/s/ M. Eileen Kennedy
M. Eileen Kennedy,
Senior Vice President — Chief Financial Officer